As filed with the Securities and Exchange Commission on April 8, 2005
Registration No. 333-120727

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Teekay LNG Partners L.P.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4400	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas
(242) 502-8820
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Watson, Farley & Williams
Attention: Leo Chang
and Daniel C. Rodgers
100 Park Avenue, 31st Floor
New York, New York 10017
(212) 922-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan P. Baden Vinson & Elkins L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 237-0000	David Matheson Chris Hall Perkins Coie LLP 1120 N.W. Couch Street, 10th Floor Portland, Oregon 97209 (503) 727-2000	Joshua Davidson Baker Botts L.L.P. 910 Louisiana Street Houston, TX 77002-4995 (713) 229-1234

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers
      The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is made to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement in which Teekay LNG Partners L.P. and its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7.	Recent Sales of Unregistered Securities
      On November 3, 2004, in connection with the formation of the partnership, Teekay LNG Partners L.P. issued to (a) Teekay GP L.L.C. the 2% general partner interest in the partnership for $20 and (b) Teekay Shipping Corporation the 98% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 8.	Exhibits and Financial Statement Schedules
      (a) Exhibits

Exhibit
Number		Description

1.1	—	Form of Underwriting Agreement*
3.1	—	Certificate of Limited Partnership of Teekay LNG Partners L.P.**
3.2	—	Form of First Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P. (included as Appendix A to the Prospectus)**
3.3	—	Certificate of Formation of Teekay GP L.L.C.**
3.4	—	Form of Second Amended and Restated Limited Liability Company Agreement of Teekay GP L.L.C.
5.1	—	Opinion of Watson, Farley & Williams, as to the legality of the securities being registered*
8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters*
8.2	—	Opinion of Watson, Farley & Williams relating to tax matters*
10.1	—	Form of Credit Facility
10.2	—	Form of Contribution, Conveyance and Assumption Agreement*
10.3	—	Form of Teekay LNG Partners L.P. 2005 Long-Term Incentive Plan
10.4	—	Form of Omnibus Agreement
10.5	—	Form of Administrative Services Agreement with Teekay Shipping Limited
10.6	—	Form of Advisory, Technical and Administrative Services Agreement
10.7	—	Form of LNG Strategic Consulting and Advisory Services Agreement
10.8	—	Form of Granada Spirit Purchase Agreement
10.9	—	Form of Granada Spirit Charter
10.10	—	Form of Agreement to Purchase Nakilat Interest
10.11	—	Syndicated Loan Agreement between Naviera Teekay Gas III, S.L. (formerly Naviera F. Tapias Gas III, S.A.) and Caixa de Aforros de Vigo Ourense e Pontevedra, as Agent, dated as of October 2, 2000, as amended
10.12	—	Bareboat Charter Agreement between Naviera Teekay Gas III, S.L. (formerly Naviera F. Tapias Gas III, S.A.) and Poseidon Gas AIE dated as of October 2, 2000

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Exhibit
Number		Description

10.13	—	Credit Facility Agreement between Naviera Teekay Gas IV, S.L. (formerly Naviera F. Tapias Gas IV, S.A.) and Chase Manhattan International Limited, as Agent, dated as of December 21, 2001, as amended
10.14	—	Bareboat Charter Agreement between Naviera Teekay Gas IV, S.L. (formerly Naviera F. Tapias Gas IV, S.A.) and Pagumar AIE dated as of December 30, 2003
21.1	—	List of Subsidiaries of Teekay LNG Partners L.P.**
23.1	—	Consent of Ernst & Young LLP**
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)
23.3	—	Consent of Watson, Farley & Williams (contained in Exhibit 5.1)
23.4	—	Consent of Clarkson Research Studies**
24.1	—	Powers of Attorney**
99.1	—	Waiver of Item 8.A.4 of Form 20-F**

*	To be filed by amendment.

**	Previously filed.
      (b) Financial Statement Schedules
      All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings
      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nassau, Commonwealth of The Bahamas, on April 8, 2005.

Teekay LNG Partners L.P.

By:	Teekay GP L.L.C., its General Partner

By:	/s/ Bruce C. Bell

Name: Bruce C. Bell
Title: Secretary
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed on April 8, 2005 by or on behalf of the following persons in the following capacities.

Signature	Title

/s/ * Peter Evensen	Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer), Director and Authorized Representative in the United States

/s/ * C. Sean Day	Director

/s/ * Bjorn Moller	Director

/s/ * Robert E. Boyd	Director

/s/ * Ida Jane Hinkley	Director

/s/ * Ihab J.M. Massoud	Director

/s/ * George Watson	Director

*By: /s/ Bruce C. Bell Bruce C. Bell, Attorney-in-fact

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